Exhibit 99.1

Dear Shareholder,

FNBH Bancorp, Inc. reported a net loss of $1.4 million for the quarter ended September 30, 2009. While we are disappointed with the reported loss, the quarter does compare favorably to the loss of $1.6 million in the third quarter of last year and the $12 million loss in the previous quarter. The quarter included a $1.8 million provision for loan losses as well as increased loan collection costs, including $266,000 in property tax expense paid by the Bank to protect our interest in collateral securing certain problem loans. Federal Deposit Insurance Corporation premiums also increased by $293,000 over the amount expensed in the third quarter of 2008.

We continue to manage the Bank to maintain strong liquidity with $37 million in cash and cash equivalents and $29 million in investments and certificates of deposit at September 30, 2009. Both our loan loss reserve ratio of 6.84% and our quarterly net interest margin of 3.99% remain well above peer averages.

The Bank’s September 30, 2009 total capital to risk-weighted assets ratio was 6.01% and the Tier One capital ratio stood at 3.71%. As noted in our second quarter shareholder letter, these ratios are below minimum regulatory capital requirements to be considered adequately capitalized and are significantly less than minimum capital requirements imposed by the Bank’s primary regulator.

During September, we entered into a Consent Order with our primary regulator, the Office of the Comptroller of the Currency (OCC). Among other things, the Consent Order requires the Bank to achieve and maintain total capital equal to at least 11% of risk-weighted assets and Tier One capital equal to at least 8.50% of adjusted total assets. Our efforts to enhance the capital position of the Bank continue in earnest, including meetings with potential investors and working with an investment banking firm to assist us in those efforts, as well as the exploration of other alternatives.

As part of our Consent Order, we were required to submit to the OCC a capital restoration plan and capital plan. At this point, the OCC has determined that the plan is not acceptable, principally due to the fact that the OCC has told us that it is unable to determine that the plan is realistic and likely to succeed in restoring the Bank’s capital. Until such time that we are successful in submitting an acceptable capital plan to the OCC, we will be considered to be significantly undercapitalized. As our efforts to raise capital for the Bank proceed, we will provide to the OCC additional information that will hopefully bear favorably on the likelihood of its acceptance of our capital plan.

Legislation was recently signed into law that will result in an approximate $1.3 million refund of taxes paid in prior years. This refund will be recorded during the fourth quarter of 2009 as an income tax benefit. This benefit will serve to increase the Company’s capital by a like amount.

We recently have had three individuals depart from the Company’s board of directors and have welcomed 2 new directors to the Bank’s board of directors. The Company’s board appointed Mr. Stanley Dickson and Mr. Philip Utter as directors, subject to regulatory approval of Mr. Utter’s appointment. We are grateful that these accomplished business leaders and committed fellow shareholders have chosen to serve on our board and thank our departed directors for their contributions.

On a personal note, we were finally able to sell our Oakland County residence and have relocated to Livingston County. My family is very excited to be a part of this beautiful community and we look forward to making many new friends throughout the County.

We will continue our informal shareholder quarterly meetings on December 16, 2009 at 10:00 a.m. in our Howell main office Community Room. We welcome your participation.

Management, the board of directors and our entire staff continue to work diligently to restore the financial health of the Company to continue as Livingston County’s community bank for many years to come.

On behalf of the entire FNBH Bancorp family, thank you for your continued commitment to community banking and your investment in our Company.

Sincerely,

Ronald L. Long
President and CEO

FNBH Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

Assets	September 30, 2009	December 31, 2008
Cash and due from banks	$37,203,773	$10,175,999
Short term investments	101,021	11,904,019
Total cash and cash equivalents	37,304,794	22,080,018

Certificates of deposit	3,632,000	4,319,000
Investment securities:
Investment securities available for sale, at fair value	24,606,253	41,520,572
FHLBI and FRB stock, at cost	994,950	994,950
Total investment securities	25,601,203	42,515,522

Loans held for investment:
Commercial	244,906,383	272,945,793
Consumer	19,592,070	21,711,696
Real estate mortgage	19,776,083	21,159,504
Total loans held for investment	284,274,536	315,816,993
Less allowance for loan losses	(19,448,992)	(14,122,291)
Net loans held for investment	264,825,544	301,694,702
Premises and equipment, net	8,206,030	8,626,526
Other real estate owned, held for sale	2,966,411	2,678,444
Facilities held for sale, net	60,453	-
Deferred tax assets, net	82,191	819,557
Accrued interest and other assets	3,167,567	6,048,757
Total assets	$345,846,193	$388,782,526

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$53,023,935	$56,404,701
NOW	54,219,688	35,539,239
Savings and money market	85,302,053	101,422,737
Time deposits	125,006,949	142,286,835
Brokered certificates of deposit	11,401,561	13,873,571
Total deposits	328,954,186	349,527,083
Other borrowings	413,970	8,897,277
Accrued interest, taxes, and other liabilities	2,453,336	2,833,064
Total liabilities	331,821,492	361,257,424

Shareholders' Equity
Preferred stock, no par value. Authorized 30,000 shares; no shares
issued and outstanding at September 30, 2009	-	-
Common stock, no par value. Authorized 7,000,000 shares at
September 30, 2009 and December 31, 2008; 3,141,066 shares
issued and outstanding at September 30, 2009 and 3,119,620
shares issued and outstanding at December 31, 2008	6,713,370	6,583,158
Retained earnings	6,198,860	19,643,976
Deferred directors' compensation	885,919	902,333
Accumulated other comprehensive income	226,552	395,635
Total shareholders' equity	14,024,701	27,525,102
Total liabilities and shareholders' equity	$345,846,193	$388,782,526

FNBH Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three months ended Sept. 30		Nine months ended Sept. 30
	2009	2008	2009	2008
Interest and dividend income:
Interest and fees on loans	$3,939,604	$5,306,132	$12,393,430	$16,953,404
Interest and dividends on investment securities:
U.S. Treasury, agency securities and CMOs	257,366	337,353	973,671	887,556
Obligations of states and political subdivisions	97,989	159,416	365,467	490,472
Preferred stock	-	11,850	-	70,727
Other securities	7,703	12,409	23,864	37,529
Interest on certificates of deposit	46,539	56,128	146,543	166,159
Interest on short term investments	141	151,258	14,397	369,011
Total interest and dividend income	4,349,342	6,034,546	13,917,372	18,974,858

Interest expense:
Interest on deposits	1,095,866	1,777,002	3,686,125	6,185,831
Interest on other borrowings	7,712	112,196	57,686	329,493
Total interest expense	1,103,578	1,889,198	3,743,811	6,515,324

Net interest income	3,245,764	4,145,348	10,173,561	12,459,534
Provision for loan losses	1,750,000	1,145,000	14,646,853	10,044,900
Net interest income (deficiency) after provision for loan losses	1,495,764	3,000,348	(4,473,292)	2,414,634

Noninterest income:
Service charges and other fee income	845,391	798,513	2,386,409	2,246,185
Trust income	90,966	93,536	258,832	289,733
Gain (loss) on available for sale securities	15,605	(1,772,497)	92,109	(1,772,497)
Other	2,500	(2,145)	4,618	8,106
Total noninterest income (loss)	954,462	(882,593)	2,741,968	771,527

Noninterest expense:
Salaries and employee benefits	1,591,165	1,697,956	5,018,516	5,318,709
Net occupancy expense	264,991	265,055	851,959	887,233
Equipment expense	93,154	108,603	289,350	363,991
Professional and service fees	532,233	587,320	1,571,441	1,725,870
Computer service fees	112,012	126,666	337,823	385,772
FDIC assessment fees	510,398	217,346	1,290,293	268,820
Amortization expense	66,584	70,631	201,081	218,619
Printing and supplies	44,314	52,094	139,219	211,519
Director fees	14,400	46,592	58,442	173,264
Loan collection and foreclosed property expenses	475,760	292,557	759,119	666,010
Net (gain) loss on sale of OREO/repossessions	(131,662)	66,914	462,867	148,428
Other	308,082	235,298	959,163	810,334
Total noninterest expennse	3,881,431	3,767,032	11,939,273	11,178,569

Loss before federal income taxes	(1,431,205)	(1,649,277)	(13,670,597)	(7,992,408)

Federal income tax expense (benefit)	-	(24,482)	467,486	(2,324,010)
Net loss	$(1,431,205)	$(1,624,795)	$(14,138,083)	$(5,668,398)

Per share statistics:
Basic and Diluted EPS	$(0.45)	$(0.53)	$(4.47)	$(1.84)
Dividends	$-	$-	$-	$0.16
Basic average shares outstanding	3,175,252	3,088,427	3,164,347	3,081,645
Diluted average shares outstanding	3,175,252	3,088,427	3,164,347	3,081,645